Exhibit 10.3

[INCENTIVE / NONQUALIFIED] STOCK OPTION AGREEMENT
(Under the Advance America, Cash Advance Centers, Inc. 2004 Omnibus Stock Plan)

THIS [INCENTIVE / NONQUALIFIED] STOCK OPTION AGREEMENT (this “Agreement”) dated as of                              (“Grant Date”), is between Advance America, Cash Advance Centers, Inc., a Delaware corporation (the “Company”), and                              (the “Participant”), relating to options granted under the Advance America, Cash Advance Centers, Inc. 2004 Omnibus Stock Plan, as it may be amended from time to time (the “Plan”).  Capitalized terms used in this Agreement without definition shall have the meaning ascribed to such terms in the Plan.

1.                                      Grant of Option, Option Price, and Term.

(a)                                  The Company hereby grants to the Participant [a Nonqualified Stock Option / an Incentive Stock Option] (the “Option”) to purchase                              shares (the “Option Shares”) of Company Stock during the Option Period (as defined below) at a price of $               per share (the “Option Price”), subject to the provisions of the Plan and the terms and conditions herein.

(b)                                 The term of this Option shall be for a period of [              ] from the Grant Date (the “Option Period”).  During the Option Period, the Option shall be vested as of the date set forth below for the cumulative percentage of the Option set forth opposite such date, and shall be exercisable upon such dates and in such amounts:

Date	Cumulative Percentage Exercisable

Notwithstanding the foregoing, in the event the Participant incurs a termination of employment for any reason whatsoever as an employee of the Company or an Affiliate, or ceases to be an officer or non-employee director of, or consultant to, the Company or an Affiliate, the provisions of Section 7(e) of the Plan relating to termination of employment shall apply.  For purposes of this Agreement, “cause” means (i) the conviction of the Participant for committing a felony under any federal or state law, (ii) dishonesty in the course of fulfilling the Participant’s duties as an employee or director of, or consultant or advisor to, the Company or any Affiliate, or (iii) willful and deliberate failure on the part of the Participant to perform such duties in any material respect.  The determination of “cause” shall be made by the Committee, in its sole discretion.

(c)                                  The Option granted hereunder is designated as [a Nonqualified Stock Option / an Incentive Stock Option], which is not transferable by the Participant except by the terms of the Plan.

(d)                                 The Company shall not be required to issue any fractional shares of Company Stock.

2.                                      Exercise.

The Option may not be transferred without the consent of the Committee and shall be exercisable during the Participant’s lifetime only by the Participant (or his or her representative as provided in the Plan) and after the Participant’s death only by a representative as provided in the Plan.  The Option may be exercised only to the extent the Option is vested, unless otherwise agreed to by the Committee, and may be exercised only by the delivery to the Company of a properly completed written notice, in form satisfactory to the Committee, which notice shall specify the number of Option Shares to be purchased and the aggregate Option Price for such shares, together with payment in full of such aggregate Option Price.  Payment shall only be made as specified in the Plan.  If any part of the payment of the Option Price is made in shares of Company Stock, such shares shall be valued by using their Fair Market Value as of the date of exercise of the Option.

3.                                      Payment of Withholding Taxes.

If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, the Participant shall be required, at the time of exercise, to pay such amount to the Company, as provided in the Plan.  The Participant acknowledges and agrees that he or she is responsible for the tax consequences associated with the grant of the Option and its exercise.

4.                                      Changes in Company’s Capital Structure.

The existence of the Option will not affect in any way the right or authority of the Company or its stockholders to make or authorize (a) any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business; (b) any merger or consolidation of the Company; (c) any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting the Company Stock or the rights thereof; (d) the dissolution or liquidation of the Company; (e) any sale or transfer of all or any part of the Company’s assets or business; or (f) any other corporate act or proceeding, whether of a similar character or otherwise.

5.                                      Plan.

The Option is granted pursuant to the Plan, and the Option and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement by reference or are expressly cited.  In the event of any conflict between, or inconsistency with, the Plan and this Agreement, the terms of the Plan shall control and be binding.  The Participant hereby acknowledges receipt of a copy of the Plan.

6.                                      Employment Rights.

No provision of this Agreement or of the Option granted hereunder shall give the Participant any right with respect to the continuation of employment by or the provision of services to the Company or any Affiliate; create any inference as to the length of employment of the Participant; create any inference as to the length of employment of or service by the

Participant; interfere in any way with the right of the Company to at any time terminate such employment or service or to increase or decrease the compensation of the Participant; or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any Affiliate.

7.                                      Governing Law.

This Agreement and the Option granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without reference to its principles of conflicts of law, except to the extent federal laws would be mandatorily applicable.

8.                                      Waiver; Cumulative Rights.

The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing.  Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

9.                                      Notices.

Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Secretary of the Company, at its then corporate headquarters, and the Participant at the Participant’s address as shown on the Company’s payroll records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.

10.                               Conditional Grant.

If the Participant is a resident of a community property state, this Option is granted upon the condition that, and the Option Shares shall be forfeited unless, each and any person who is a spouse of the Participant at any time on or after the Grant Date (including any person who becomes a spouse after the Grant Date) executes a Consent of Spouse form provided by the Committee, unless the Committee shall waive either such condition.

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signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Participant hereby acknowledges that he/she has read carefully and understands this Agreement and the Plan and agrees to be bound by all of the provisions set forth in such documents and has hereunto set his hand, all as of the day and year first above written.

Advance America, Cash Advance Centers, Inc.

By:
Name:
Title:

Participant

Signed: